Exhibit 10.6

ISDA®

International Swaps and Derivatives Association, Inc.

NOVATION AGREEMENT

dated as of September 28, 2006 among:

DEUTSCHE BANK AG, NEW YORK BRANCH (the “Remaining Party”),

NOVASTAR MORTGAGE, INC. (the “Transferor”)

AND

NOVASTAR MORTGAGE SUPPLEMENTAL INTEREST TRUST, SERIES 2006-5 (the “Transferee”).

The Remaining Party and NovaStar Financial, Inc. are parties to a 1992 Master dated as of September 21, 2004 (the “NFI/DB Master Agreement”). The Remaining Party and NovaStar Financial, Inc. originally entered into certain transactions (each an “Old Transaction”) under the NFI/DB Master Agreement, each evidenced by a Confirmation (an “Old Confirmation”) attached hereto as Exhibit I. The Old Transactions were transferred by novation to the Transferor pursuant to the Novation Agreement dated July 19, 2006, among NovaStar Finanacial, Inc., the Remaining Party and the Transferor, and made subject to a 1992 ISDA Master Agreement dated as of July 19, 2006, between the Remaining Party and the Transferor (the “Old Agreement”).

The Remaining Party and the Transferee are simultaneously entering into a 1992 ISDA Master Agreement dated as of the date hereof in the form attached hereto as Exhibit II (the “New Agreement”) relative to the New Transactions (defined below).

With effect from and including September 28, 2006 (the “Novation Date”) the Transferor wishes to transfer by novation to the Transferee, and the Transferee wishes to accept the transfer by novation of, all the rights, liabilities, duties and obligations of the Transferor under and in respect of each Old Transaction, with the exception of the Excluded Rights and Obligations referred to below with the effect that the Remaining Party and the Transferee will enter into a new transaction (each a “New Transaction” and, collectively, the “New Transactions”) between them having terms identical to those of each applicable Old Transaction, subject to the same exceptions and as more particularly described below.

The Remaining Party wishes to accept the Transferee as its sole counterparty with respect to each of the New Transactions.

The Transferor and the Remaining Party wish to have released and discharged, as a result and to the extent of the transfer described above, their respective obligations under and in respect of the Old Transactions.

Accordingly, the parties agree as follows: —

1.	Definitions.

Terms defined in the ISDA Master Agreement (Multicurrency-Cross Border) as published in 1992 by the International Swaps and Derivatives Association, Inc. (the “1992 ISDA Master Agreement”) are used herein as so defined, unless otherwise provided herein. For purposes of this Novation Agreement, “Excluded Rights and Obligations” means all obligations of each of the Transferor and the Remaining Party to Transfer (as defined in the Credit Support Annex to the Old Agreement) Eligible Collateral (as so defined) in respect of the Old Transactions and all related rights of the Remaining Party and the Transferor under the Old Agreement.

2.	Transfer, Release, Discharge and Undertakings.

Subject to the execution and delivery of the New Agreement by each of the parties thereto to the other, with effect from and including the Novation Date and in consideration of the mutual representations, warranties and covenants contained in this Novation Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties):

(a)	on the Novation Date, subject to Section 2(d) of this Novation Agreement, the Transferor hereby transfers all of its rights, liabilities, duties and obligations, with the exception of the Excluded Rights and Obligations, relative to, and in connection with the Old Transaction to the Transferee.

(b)	subject to Section 2(d) of this Novation Agreement, the Remaining Party and the Transferor are each hereby released and discharged from further obligations to each other with respect to each Old Transaction and their respective rights against each other thereunder are cancelled, provided that such release and discharge shall not affect any rights, liabilities or obligations of the Remaining Party or the Transferor with respect to payments or other obligations due and payable or due to be performed prior to the Novation Date, and all such payments and obligations shall be paid or performed by the Remaining Party or the Transferor in accordance with the terms of the Old Transaction;

(c)	in respect of each New Transaction, the Remaining Party and the Transferee each hereby undertake liabilities and obligations towards the other and acquire rights against each other identical in their terms to each corresponding Old Transaction (and, for the avoidance of doubt, as if the Transferee were the Transferor and with the Remaining Party remaining the Remaining Party, save for the Excluded Rights and Obligations and any other rights, liabilities or obligations of the Remaining Party or the Transferor with respect to payments or other obligations due and payable or due to be performed prior to the Novation Date);

(d)	each New Transaction shall be governed by, form part of, and be subject to the New Agreement and the relevant Old Confirmation (which, in conjunction and as deemed modified to be consistent with this Novation Agreement, shall be deemed to be a Confirmation between the Remaining Party and the Transferee), and the offices of the Remaining Party and the Transferee for purposes of each New Transaction shall be their offices at their addresses for notices provided for in the New Agreement; and

(e)	on the Novation Date, the Remaining Party shall transfer any and all of the Posted Collateral (as defined in the Credit Support Annex to the Old Agreement) held by it in respect of the Old Transactions to the account or accounts of the Transferor identified by it by notice given to the Remaining Party as provided in the Old Agreement, and the Transferor shall transfer all Posted Collateral held by it in respect of the Old Transactions to the account or accounts of the Remaining Party identified by it by notice given to the Transferor as provided in the Old Agreement, in each case together with all Interest Amount and Distributions thereon (as so defined). The Remaining Party’s or the Transferor’s failure to effect these transfers will continue to constitute Potential Events of Default and may constitute Events of Default under the Old Agreement notwithstanding the transfer by novation contemplated herein.

3.	Representations and Warranties.

(a)	On the date of this Novation Agreement:

(i)	Each of the parties makes to each of the other parties those representations and warranties set forth in Section 3(a) of the 1992 ISDA Master Agreement with references in such Section to “this Agreement” or “any Credit Support Document” being deemed references to this Novation Agreement alone.

(ii)	The Remaining Party and the Transferor each makes to the other, and the Remaining Party and the Transferee each makes to the other, the representation set forth in Section 3(b) of the 1992 ISDA Master Agreement, in each case with respect to the Old Agreement or the New Agreement, as the case may be, and taking into account the parties entering into and performing their obligations under this Novation Agreement.

(iii)	Each of the Transferor and the Remaining Party represents and warrants to each other and to the Transferee that:

(A)	it has made no prior transfer (whether by way of security or otherwise) of the Old Agreement or any interest or obligation in or under the Old Agreement or in respect of any Old Transaction; and

(B)	without prejudice to the obligations of the Remaining Party and the Transferor referred to in Section 2(d) of this Novation Agreement, as of the Novation Date, all obligations of the Transferor and the Remaining Party under each Old Transaction required to be performed before the Novation Date have been fulfilled.

(iv)	Each party represents to each of the other parties: —

(A)	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into this Novation Agreement and as to whether this Novation Agreement is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other parties as investment advice or as a recommendation to enter into this Novation Agreement; it being understood that information and explanations related to the terms and conditions of this Novation Agreement shall not be considered investment advice or a recommendation to enter into this Novation Agreement. No communication (written or oral) received from any of the other parties shall be deemed to be an assurance or guarantee as to the expected results of this Novation Agreement;

(B)	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Novation Agreement. It is also capable of assuming, and assumes, the risks of this Novation Agreement; and

(C)	Status of Parties. None of the other parties is acting as a fiduciary for or an adviser to it in respect of this Novation Agreement.

(b)	The Transferor makes no representation or warranty and does not assume any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of any New Transaction or the New Agreement or any documents relating thereto and assumes no responsibility for the condition, financial or otherwise, of the Remaining Party, the Transferee or any other person or for the performance and observance by the Remaining Party, the Transferee or any other person of any of its obligations under any New Transaction or the New Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded; provided, however, that nothing in the foregoing shall be construed to relieve the Transferor from any liability it may have for any of its representations, warranties or obligations as the servicer or otherwise under the Pooling and Servicing Agreement among NovaStar Pooling Mortgage Funding, Inc., U.S. Bank, National Association, and Deutsche Bank National Trust Company dated as of August 1, 2006 (the “Pooling and Servicing Agreement”).

4.	Counterparts.

This Novation Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

5.	Costs and Expenses.

The parties will each pay their own costs and expenses (including legal fees) incurred in connection with this Novation Agreement and as a result of the negotiation, preparation and execution of this Novation Agreement.

6.	Amendments.

No amendment, modification or waiver in respect of this Novation Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system and subject to the Rating Agency Condition as defined in the New Agreement.

7.	(a) Governing Law.

This Novation Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to the conflict of laws provisions thereof (other than Section 5-1401 of the New York General Obligations Law).

(b)	Jurisdiction.

The terms of Section 13(b) of the 1992 ISDA Master Agreement shall apply to this Novation Agreement with references in such Section to “this Agreement” being deemed references to this Novation Agreement alone.

(c)	Not Acting in Individual Capacity.

Deutsche Bank National Trust Company is signing this Novation Agreement solely in its capacity as Trustee of the Transferee under the Pooling and Servicing Agreement and in the exercise of the powers and authority conferred and vested in it thereunder and not in its individual capacity. It is expressly understood and agreed by the parties hereto that (i) each of the representations, undertakings and agreements herein stated to be those of Party B is made and intended for the purpose of binding only the Transferee, (ii) nothing herein contained shall be construed as creating any liability for Deutsche Bank National Trust Company, individually or personally, to perform any covenant (either express or implied) contained herein stated to be those of Party B, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one of the parties hereto, and (iii) under no circumstances shall Deutsche Bank be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Transferee. All persons having any claim against the Trustee by reason of the Transactions contemplated by shall look only to the assets of NovaStar Mortgage Supplemental Interest Trust, Series 2006-5 (subject to the availability of funds therefor in accordance with the Flow of Funds as set forth in Article IV of the Pooling and Servicing Agreement) for payment or satisfaction thereof.

The foregoing may not be construed to give to Majority Certificateholders any rights under this Novation Agreement.

(d)	Pooling and Servicing Agreement.

Capitalized terms used in this Novation Agreement that are not defined herein and are defined in the Pooling and Servicing Agreement shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

(e)	Calculation

Not later than each Reset Date, the Calculation Agent shall deliver in writing to the Trustee the results of any calculations made on such reset date to the Indenture Trustee address as provided in the notices portion of the New Agreement.

(f)	Account Details

Remaining Party
Account with:	Deutsche Bank AG, New York
SWIFT Code:	DEUTUS33
Favor of:	Deutsche Bank AG, New York
Account Number:	100440170004

Transferee

Deutsche Bank National Trust Company

ABA # 021001033

Acct # 01419663

Acct Name NYLTD Funds Control-Star West

Ref: Trust Administration- Novastar 2006-5, Hedge confirm # [            ]

IN WITNESS WHEREOF the parties have executed this Novation Agreement on the respective dates specified below with effect from and including the Novation Date.

DEUTSCHE BANK AG, NEW YORK BRANCH		NOVASTAR MORTGAGE, INC.

By:	/s/ Steven Kessler	By:	/s/ David L. Farris
Name:	Steven Kessler	Name:	David L. Farris
Title:	Director	Title:	Vice President

By:	/s/ Kathleen Yohe
Name:	Kathleen Yohe
Title:	Director

NOVASTAR MORTGAGE SUPPLEMENTAL INTEREST TRUST, SERIES 2006-5

By: Deutsche Bank National Trust Company, as Trustee under the Pooling and Servicing Agreement, acting not in its individual capacity, but solely in its capacity as Trustee to NovaStar Mortgage Supplemental Interest Trust, Series 2006-5

By:	/s/ Melissa Wilman
Name:	Melissa Wilman
Title:	Vice President

Exhibit I

[Old Hedge Confirmations attached behind this page]

Deutsche Bank

Aktengeseilschaft

Date:	May 16, 2006

To:	Novastar Financial Inc

Attention: Facsimile no.:	Swaps Operations Department 1 816 237 7515

Our Reference:	Global No. N477186N

Re:	Interest Rate Cap Transaction

Ladies and Gentlemen:

The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between Deutsche Bank AG (“DBAG”) and Novastar Financial Inc (“Counterparty”) on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the “Definitions”) as published by the International Swaps and Derivatives Association, Inc. are incorporated by reference herein. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

For the purpose of this Confirmation, all references in the Definitions or the Agreement to a “Swap Transaction” shall be deemed to be references to this Transaction

1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of December 21, 2004, (as the same may be amended or supplemented from time to time, the“ Agreement”), between DBAG and Counterparty. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD 20,000,000.00

Trade Date:	May 16, 2006

Effective Date:	May 25, 2006

Termination Date:	With respect to (i) the Fixed Amounts May 25, 2009 and (ii) the Floating Amounts May 25, 2009 subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Amounts:

Fixed Amount Payer:	Counterparty

Fixed Rate Payer Period End Dates:	The 25th day of each month of each year, commencing June 25, 2006, through and including the Termination Date, subject to No Adjustment

Fixed Amount Payer Payment Dates:	The 25th day of each month of each year, commencing June 25, 2006, through and including the Termination Date

Fixed Rate:	0.315%

Fixed Amount Payer Business Days:	New York

Fixed Amount Day Count Fraction:	30/360

Fixed Amount Payer Business Day Convention:	Modified Following

Floating Amounts:

Floating Rate payer:	DBAG

Cap Rate:	5.40%

Floating Rate Payer Period End Dates:	The 25th day of each month of each year, commencing June 25, 2006, through and including the Termination Date

Floating Rate Payer Payment Dates:	The 25th day of each month of each year, commencing June 25, 2006, through and including the Termination Date

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first Floating Rate Payer Business Day of each Calculation Period or Compounding Period, if Compounding is applicable.

Compounding:	Inapplicable

Floating Rate Payer Business Days:	New York

Floating Rate Payer Business Day Convention:	Modified Following

2

3. Account Details:

USD DBAG Payment Instructions:
Account With:	DB Trust Co. Americas, New York
SWIFT Code:	BKTRUS33
Favor Of:	Deutsche Bank AG, New York
Account Number:	01 473 969

USD Counterparty Payment Instructions:
Account With:	Wachovia Bank N.A., Charlotte
SWIFT Code	PNBPUS33CIIA
Favor Of:	Novastar Operating
Account Number:	2000001099539

4. Offices:

The Office of DBAG for this Transaction is New York.

5. Calculation Agent:	The party specified as such in the Agreement , or if not specified therein, DBAG.

6. Representations

Counterparty, if it is a nonresident alien individual, foreign corporation, foreign partnership, foreign trust, or foreign estate, represents that it is a foreign person for purposes of US Treasury regulations relating to information reporting and backup withholding

Each party will be deemed to represent to the other party on the date on which it enters into this Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for this Transaction):

(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not he considered investment advice or a recommendation to enter into this Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

(ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the risks of this Transaction.

(iii) Status of Parties. The other party is not acting as a fiduciary for, or an adviser to it in respect of this Transaction.

3

7. Please confirm that the foregoing correctly sets forth the terms of our agreement by having an authorized officer sign this Confirmation and return it via facsimile or e-mail to:

Attention: Derivative Documentation

Telephone: 44 20 7547 4755

Facsimile: 44 20 7545 9761

E-mail: Derivative.Documentation@db.com

This message will be the only form of Confirmation dispatched by us. If you wish to exchange hard copy forms of this Confirmation, please contact us.

Yours sincerely,

Deutsche Bank AG

By:	/s/ Gaby Botton
Name:	Gaby Botton
Authorized Signatory

By:	/s/ Jannie Hunt
Name:	Jannie Hunt
Authorized Signatory

Confirmed as of the date first written above:

Novastar Financial Inc

By:	/s/ David L. Farris
Name:	David L. Farris
Title:	V.P.

4

Deutsche Bank

Aktengeseilschaft

Date:	July 10, 2006

To:	Novastar Financial Inc

Attention: Facsimile no.:	Swaps Operations Department 1 816 237 7515

Our Reference:	Global No. N492006N

Re:	Interest Rate Cap Transaction - This Confirmation supersedes and replaces all prior communication between the parties hereto with respect to the Transaction described below

Ladies and Gentlemen:

The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between Deutsche Bank AG (“DBAG”) and Novastar Financial Inc (“Counterparty”) on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the “Definitions”) as published by the International Swaps and Derivatives Association, Inc. are incorporated by reference herein. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

For the purpose of this Confirmation, all references in the Definitions or the Agreement to a “Swap Transaction” shall be deemed to be references to this Transaction.

1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of December 21, 2004, (as the same may be amended or supplemented from time to time, the “Agreement”), between DBAG and Counterparty. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD 20,000,000.00

Trade Date:	July 6, 2006

Effective Date:	July 25, 2006

Termination Date:	July 25, 2009, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Amounts:

Fixed Amount Payer:	Counterparty

Fixed Rate Payer Period End Dates:	The 25th day of each month of each year,
commending August 25, 2006, through and
including the Termination Date with No
Adjustment

Fixed Rate Payer Payment Dates:	The 25th day of each month of each year,
commencing August 25, 2006, through and
including the Termination Date

Fixed Rate:	0.312%

Fixed Rate Day Count Fraction:	30/360

Fixed Rate Payer Business Days:	New York

Fixed Rate Payer Business Day Convention:	Following

Floating Amounts:

Floating Rate Payer:	DBAG

Cap Rate:	5.70%

Floating Rate Payer Period End Dates:	The 25th day of each month of each year, commencing August 25, 2006, through and including the Termination Date

Floating Rate Payer Payment Dates:	The 25th day of each month of each year, commencing August 25, 2006, through and including the Termination Date

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	One month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first Floating Rate Payer Business Day of each Calculation Period or Compounding Period, if Compounding is applicable.

Compounding:	Inapplicable

Floating Rate Payer Business Days:	New York

Floating Rate Payer Business Day Convention:	Modified Following

2

3. Account Details:

USD DBAG Payment Instructions:
Account With:	DB Trust Co. Americas, New York
SWIFT Code:	BKTRUS33
Favor Of:	Deutsche Bank AG, New York
Account Number:	01 473 969

USD Counterparty Payment Instructions:
Account With:	Wachovia Bank N.A., Charlotte
SWIFT Code:	PNBPUS33CHA
Favor Of: Account Number:	Novastar Operating 2000001099539

4. Offices:

The Office of DBAG for this Transaction is New York.

5. Calculation Agent:	The party specified as such in the Agreement, or if not specified therein, DBAG.

6. Representations

Counterparty, if it is a nonresident alien individual, foreign corporation, foreign partnership, foreign trust, or foreign estate, represents that it is a foreign person for purposes of US Treasury regulations relating to information reporting and backup withholding.

Each party will be deemed to represent to the other party on the date on which it enters into this Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for this Transaction):

(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

(ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the risks of this Transaction.

(iii) Status of Parties. The other party is not acting as a fiduciary for, or an adviser to it in respect of this Transaction.

3

7. Please confirm that the foregoing correctly sets forth the terms of our agreement by having an authorized officer sign this Confirmation and return it via facsimile or e-mail to:

Attention: Derivative Documentation
Telephone: 44 20 7547 4755
Facsimile: 44 20 7545 9761
E-mail: Derivative.Documentation@db.com

This message will be the only form of Confirmation dispatched by us. If you wish to exchange hard copy forms of this Confirmation, please contact us.

Yours sincerely,

Deutsche Bank AG

By:	/s/ Gaby Botton
Name:	Gaby Botton
Authorized Signatory

By:	/s/ Jannie Hunt
Name:	Jannie Hunt
Authorized Signatory

Confirmed as of the date first written above:

Novastar Financial Inc

By:	/s/ David L. Farris
Name:	David L. Farris
Title:	V.P.

4

Exhibit II

[Form of New Agreement attached behind this page]